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COMPANY

ARGENTINA
Chello Broadband SRL.

AUSTRIA
ATV Privat Fernseh GmbH
ATV PrivatTV Services AG
Chello Broadband GmbH
Cignal Global Comm. Austria GmbH
Priority Telecom Austria Gmbh
Priority Telecommunications und
Internet GmbH
Priority Wireless Austria
TeleKabel Baden GmbH
TeleKabel Graz GmbH
TeleKabel KlagenfurtGmbH
TeleKabel WienGmbH
TeleKabel
Wienernuestadt/NeukirchenGmbH

AUSTRALIA
Chello Broadband Australia Pty Ltd


BELGIUM
Chello Broadband NV
Cignal Global Communications
Belgium Sa
Priority Telecom Belgium NV/SA
UPC Belgium NV/SA

BERMUDA
Cignal Global Com.. Bermuda Ltd

BRAZIL
Chello Broadband Brazil do Limitada

CANADA
Cignal Global Comm. Canada Holding Inc
Cignal Global Comm. Canada U.L.C.

CHILE
Chello Broadband Chile Limitada

CZECH REPUBLIC
Besy Praha sro
Cesky Mobile A.S
Czech Link sro
DattelKabel
Innet Spol sro
Kabelnet Brno AS
KabelNet Holding as
KabelPlus Rodina sro
KabelPlus Tel AS

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Sat Net spol sro UPC
CESKA Republica as
UPC Sport s.r.o.

CROATIA
UPC Hrvatska d.d.
DENMARK
Priority Wireless Denmark Aps
Cignal Global Comm. Denmark A/B

FINLAND
Priority Wireless Finland Oy

FRANCE
A.C Associes SA
Bearb Bigorre Videopole SA
Cable services de France SA
Chello Broadband SAS
Cignal Global Comm. France S.A.S
Cite Cable Caladois SA
Cite Cable Centre Bretainge SA
Cite Cable Esonne SA
Cite Cable Est (in liquidation) SA
Cite Cable Haute Saone SA
Cite Cable Jurasienne SA
Cite Cable Regions SA
Cite Cable Rhone Alpes SA
Cite Cable Saintonges SA
Cite Interactive SA
CiteCable Auvergne SA
CiteCable Goussainville SA
CiteCable SA
H3M SA
Herault Videopole SA
Intercomm France Holding SA
Intercomm France SA
Mediareseaux SA
Premier Cable Vision SA
Priority Telecom France as
Reflex JV
Reseaux Cables Cote d'Azur SA
Rhone Vision Cable SAS
Sirc Holding SN
Sirc SNC
SLC Tignes SA
Somerco SARL
Sud Cable Services SA
TME France SA
UPC France SA
Videopole Assistance Sa
Videopole Publications SA
Videopole SA
Videopole Services SA

GERMANY
Adic Antennendienst Calau GmbH
BbCom Berlin Brandburgische Comm

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GmbH
Chello Broadband GmbH
Cignal Global Comm. Germany GmbH
CTC Breitband Technik GmbH
Deutsche Netzmarketing GmbH
EWT Communications GmbH
EWT Elektro-Nachrichtentechnik
GmbH
EWT GmbH und TSS GmbH Gbr.
Kabeldienst/Kabelanschl.
Verwaltung Mbh
KRM Kabelfernsehen Rhein-Main GmbH
Primacom GmbH
Priority Telecom GermanyGmbH
PCOM GmbH
RFC Radio-Fernseh Computertechnik
GmbH
TSS TeleKable Service Sud
Marketing GmbH
UPC Germany GmbH

HUNGARY

Chello Broadband Communications
Kft.
Karpatia Alapitvany a Demokraciert
Monor Kabeltelevizio Kft.
Monor Telefon Tarsasag Rt.
Priority Telecom Hungary Kft
Szab-I-Net kht
Szol-Nex 97 kft
Tapiotel rt.
Sport1 Tv Rt
UPC Direct kft.
UPC Hungary kft
Team Telecom Kft
Zuglo kft

HONGKONG
Cignal Global Comm. Hong Kong Ltd
CGC Hong Kong, Taiwan Branch

ITALY
Cignal Global Comm. Italy s.r.l.

IRELAND
UPC Ireland Ltd
Tara Television Ltd
Cignal Global Comm. Ireland Ltd

ISRAEL
Globkol Globescom Ltd
Gvanim Cables Company Ltd
Gvanim Kiryot
Israel Cable Programming Ltd
NetVision Ltd
Tevel Israel Communications Ltd

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Tevel Telecom Ltd
Tishdoret Achzakot Ltd

JAPAN
Cignal Global Japan K.K.
Cignal Telecommunications Japan
K.K.

KOREA
Cignal Global Comm. Korea Inc

LUXEMBOURG
SBS Broadcasting SA
Cignal Global Comm. Luxembourg
S.A.

MALTA
Melita Cable plc

MEXICO
Chello Broadband Mexico AS de RL
de CV
Cignal Communcations Mexico SA de
CV

NEW ZEALAND
Chello Broadband New Zealand Ltd

NETHERLANDS

A2000 Hilversum BV
A2000 Holding NV
Belmarken Holding BV
Bicatobe Investments BV
Binan Investments BV
BV Holding CAI
Cable Networks Austria Holding BV
Cable Networks Brabant Holding BV
Cable Networks Holding BV
Cable Networks Netherlands Holding
BV
Cable Networks Zuid-Oost Brabant
BV
CAI Aandelen OG Alkmaarse Kabel BV
CAI Deelnemingen Beheer BV
Chello Broadband BV
Chello Broadband Nederland BV
Chello Broadband NV
Cignal Global Communications BV
Cignal Global Communications
Holding BV
CineNova BV
De Alkmaarse Kabel BV
Door2Door BV
ESC Programming BV
Extreme Sports JV
Holding CAI Beheer Aandelen OG

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Alk. BV
Iberian Programming Services CV
Interway Holding BV
KabelTelevisie Amsterdam BV
KabelTelevisie Eindhoven NV
Labesa Holding BV
Media Group West BV
MediaKabel BV
MTV Network Polska BV
MTV Networks VOF
Nidlo BV
Paruse BV
Plator Holding BV
Poland Cable Vision BV
Priority Holding BV
Priority Telecom Nederland BV
Priority Telecom NV
Priority Wireless BV
Salesa BV
Stichting Chello Foundation
Stichting Priority Telecom
Foundation
Stipdon Investments BV
TeleKabel Beheer BV
UPC Transsylvania BV
TeleKabel Hungary NV
UCT Netherlands BV
Uniport BV Communications BV
UPC Alkmaar Holding BV
UPC Bondi B.V
UPC Services BV
UPC Czech Holding
UPC Direct Programming BV
UPC Distribution Holding BV
UPC Distribution Services BV
UPC Facility BV
UPC France Holding BV
UPC Holding BV
UPC Holding II BV
UPC Holding III BV
UPC Holding IV BV
UPC Holding Services BV
UPC Intermediates BV
UPC Internet Holding BV
UPC Investments I BV
UPC IT Services BV
UPC KabelTV & Telecom BV
UPC Nederland NV
UPC Nederland Services BV
UPC NV
UPC Programming BV
UPC Programming Services BV
UPC Romania Holding BV
UPC Romania VOF
UPC Scandinavia Holding BV
UPC Slovakia Holding BV
UPC Somax BV

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UPC Telecom BV
UPC TV Holding BV
Wizja TV BV
Zeblas BV
Zomerwind Holding BV

NORWAY
Chello Broadband AS
Priority Telecom AS
Priority Telecom Vestfold AS
UPC Norge AS


PORTUGAL (ALL COMPANIES IN LIQUIDATION)
Intercabo por Televisao por Cabo
SA
Intercabo Norte Comunicacoes por
Cabo SA
Intercabo Centro televisoa por
cabo SA
Intercabo Atlantico Comunicacoes
por Cabo SA
Intercabo Capital Comunicacoes por
Cabo SA
Intercabo Sul Comunicacoes por
Cabo SA

POLAND
Atomic TV Sp zoo
At Media Sp zoo
Chello Broadband SP zoo
ETV S.a.
Katowicka Telewizja Kablowa Sp zoo
Media Investment SA
Medialne Towarszystwo Ackyjne SA
Mazurska TK Sp zoo
MTV Network Polska zoo
Opolskie Towarzystwo Telewizyjno
Otwoxka TK Sp zoo
Polska Telewizja Cyfrowa Wizja TV
Sp zoo
Polska Telewizja Cyfrowa Wizja TV
Prog.
UPC Telewizja Kablowa Sp.
PTK Holding Sp zoo
Polska Telewizja Kablowa SA (PTK)
Polski Broker Sp zoo
PTK Lublin SA
PTK Szczecin Sp. Zoo
PolTelKab Sp zoo
Syngery Investment Sp zoo
Szczecinksa TK Sp zoo
TeleKat Sp.
TV Kabel Sp. Zoo
TK Gosat Sp zoo
TV Sat Ursus Spzoo
Telewizjna Korpracja Partycypayjna

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SA

ROMANIA
UPC Romania AS
Aparatura Electronica Seltron srl.
Control Cable Ventures srl
Diplomatic International
Eurosat CA TV srl.
MultiCanal Holdings srl
Somax L.E.

SLOVAK REPUBLIC
Kabel Plus Vychodne Slovensko as
Trnavatel, spol. Sro.
UPC Sport sro.
UPC Slovenska sro

SPAIN
Burgos Systemas de Cables SA
Cignal Global Comm. Spain S.L.
Spanish Programming Inc Y Compania
SC

SWEDEN
Chello Broadband AB
Netscream AB
NBS NordIc Broadband Services AB
Priority Telecom Sweden
Starport SA
Stjarn Tvnatet AB
Stockholm Kabel TV AB
UPC Digital AB
SpaceNet AB
Stockholm Stads Television AB
UPC Sweden AB

SWITZERLAND
Priority Wireless Switzerland GmbH
Cignal Global Comm.Switzerland
GmbH

UNITED KINGDOM

Chello Broadband Ltd.
Cignal Global Comm. UK Ltd
Innergy JV
MTV Polska Ltd
Tara Television Global Ltd
Tara Television UK Ltd
UPC Programming Services Ltd
UPC Services Ltd
UPC Tvi Ltd
Xtra Music Ltd

USA
At Entertaiment Programming Inc
(Del)

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Chello Broadband USA Inc. (Del)
Cignal Global Communications Inc.
(Del)
Cignal Global Comm. Carrier
Services Inc. (Del)
Cignal Local Communications Inc.
(Del)
CGC Securities Corp.(Mass.)
Hungary Holding Co. (NY)
Fox Kids Poland Inc
Ibercom Inc.
Mozaic Entertainment Inc (Del)
Movieco Partnership GP
KabelKom Holding Inc. (Del)
Poland Communications Inc (Conn)
UIH Romania Ventures Inc (Del)
UPC Romania Inc (Col)
UPC Staffing Inc.(Del)
UPC Polska Inc (Del)
UPC Financing Partnership (Del)
UPC Aviation Services (Col)